AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT dated as of March 18, 2014 (this “Amendment”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of December 22, 2008 as subsequently amended (the “Employment Agreement”) by and between Chindex International, Inc., a Delaware corporation (the “Company”), and Lawrence Pemble (“Employee”).  Capitalized terms used but not defined in this Amendment will have the same meaning as in the Employment Agreement.

WHEREAS, the Company and Employee have entered into the Employment Agreement and, effective commencing on the date hereof, desire to amend the Employment Agreement in the following respects;

NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

1.      Section 1(a) of the Employment Agreement is hereby amended by deleting “December 31, 2014” and replacing it with “December 31, 2015” so as to extend the term of the Employment Agreement to December 31, 2015.

2.      Except as provided above, the Employment Agreement shall remain in full force and effect.

3.      This Amendment may be executed in two or more counterparts, each of which will constitute an original, and all of which together will constitute one and the same.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

/s/ Lawrence Pemble
Lawrence Pemble

CHINDEX INTERNATIONAL, INC.

By:	/s/ Robert Low
Name: Robert Low
Title: Chief Financial Officer